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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated October 14, 2010 with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report on Form 10-K for the 52 week period ended August 1, 2010 of Herley Industries, Inc. included in the Form 8-K of Kratos dated February 7, 2011, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 6, 2011

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM